Exhibit 10.1

THIRD AMENDMENT TO

MERGER AND REORGANIZATION AGREEMENT

THIS THIRD AMENDMENT, dated as of December 11, 2019 (this “Amendment”), to the Merger Agreement (as defined below) is entered into by and among StoneMor Partners L.P., a Delaware limited partnership (the “Partnership”), StoneMor GP LLC, a Delaware limited liability company and the general partner of the Partnership (“GP”), StoneMor GP Holdings LLC, a Delaware limited liability company and the sole member of GP (“GP Holdings”), and Hans Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of GP (“Merger Sub,” and together with the Partnership, GP and GP Holdings, the “Parties”).

RECITALS

WHEREAS, the Parties have previously entered into that certain Merger and Reorganization Agreement, dated as of September 27, 2018, as amended by (a) that certain First Amendment to Merger and Reorganization Agreement, dated as of April 30, 2019 and (b) that certain Second Amendment to Merger and Reorganization Agreement, dated as of June 27, 2019 (collectively, the “Merger Agreement”);

WHEREAS, pursuant to Section 8.1 of the Merger Agreement, the Parties now desire to amend the Merger Agreement in the respects, but only in the respects, hereinafter set forth; and

WHEREAS, capitalized terms used herein shall have the respective meanings ascribed thereto in the Merger Agreement, as amended by this Amendment, unless herein defined or the context shall otherwise require.

AGREEMENT

NOW, THEREFORE, in consideration of the covenants and agreements contained in this Agreement, and intending to be legally bound, the Parties agree as follows:

Article I
Amendments

Section 1.1Amendment to Certain Definitions.

(a)Section 1.1 of the Merger Agreement shall be amended to include the following defined terms:

“Trading Day” means a day on which the principal National Securities Exchange on which the Common Units are listed or admitted to trading is open for the transaction of business.

“VWAP” means volume weighted average trading price of the Common Units on the National Securities Exchange on which the Common Units are listed or admitted to trading.

Section 1.2Amendment to Merger Consideration.  Section 2.1(b) of the Merger Agreement shall be amended and restated in its entirety as follows:

(b)

Conversion. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DLLCA and DGCL, GP shall file or cause to be filed with the Secretary of State of the State of Delaware a properly executed certificate of conversion (the “Certificate of Conversion”), pursuant to which GP shall be converted into a Delaware corporation named “StoneMor Inc.”, and a certificate of incorporation of the Company substantially in the form attached hereto as Exhibit A (the “Charter”), and shall make or cause to be made all other filings or recordings required under the DGCL and DLLCA in connection with the Conversion. The Certificate of Conversion will provide that the Conversion shall become effective at 12:05 a.m. (Eastern time) upon the Closing Date or at such other time as is agreed to by the parties to this Agreement and specified in the Certificate of Conversion (the time at which the Conversion becomes effective is herein referred to as the “Conversion Effective Time”). From and after the Conversion Effective Time, the Charter shall be the certificate of incorporation of the Company and the Bylaws of the Company attached hereto as Exhibit B (the “Bylaws”), shall be the bylaws of the Company, in each case, until duly amended in accordance with the terms thereof and applicable Law, consistent with the obligations set forth in Section 5.8. As of the Conversion Effective Time and before giving effect to the transactions contemplated by the Merger, GP Holdings shall be the sole stockholder of the Company and shall receive as a result of the Conversion and as consideration for the Pre-Closing Transactions and the Merger, 5,282,878 Company Shares, subject to adjustment pursuant to Section 3.5 as if GP Holdings held 5,282,878 Common Units immediately prior to the Effective Time representing 2,332,878 GP Holdings’ Common Units owned by LP Sub and the agreed upon valuation (in Common Units) of 2,950,000 Common Units in exchange for the 1.04% General Partner Interest, the Incentive Distribution Rights and for the governance and all other economic and other rights associated with the General Partnership Interest held indirectly by GP Holdings immediately prior to the Conversion; provided that the aggregate number of Company Shares issuable to GP Holdings as consideration for the Pre-Closing Transactions and the Merger pursuant hereto shall be automatically reduced as of the Conversion Effective Time by a number of Company Shares equal to the quotient of 250,000 divided by the VWAP calculated over the ten Trading Day period ending on the date that is one Business Day prior the Closing Date (which number, if equal to a fractional number of Company Shares, shall be rounded up to the nearest whole number of Company Shares). The Conversion shall have all of the effects prescribed in the DGCL and the DLLCA.

Article II
MISCELLANEOUS PROVISIONS

Section 2.1Ratification

.  Each of the Parties hereby consents to this Amendment and acknowledges and agrees that, except as expressly set forth in this Amendment, the terms, provisions and conditions of the Merger Agreement are hereby ratified and confirmed and shall remain unchanged and in full force and effect without interruption or impairment of any kind.

Section 2.2No Other Amendments; Reservation of Rights; No Waiver.  Other than as otherwise expressly provided herein, this Amendment shall not be deemed to operate as an amendment or waiver of, or to prejudice, any right, power, privilege or remedy of any part to this Amendment under the Merger Agreement, nor shall the entering into of this Amendment preclude any Party from refusing to enter into any further amendments with respect to the Merger Agreement.  Other than as to otherwise expressly provided herein, without limiting the generality of the provisions of Section 8.1 of the Merger Agreement, this Amendment shall not constitute a waiver of compliance with any covenant or other provision in the Merger Agreement or of the occurrence or continuance of any present or future breach thereunder.

Section 2.3Miscellaneous.  Sections 8.1 (Waiver; Amendment), 8.2 (Counterparts), 8.3 (Governing Law), 8.4 (Notices), 8.5 (Entire Understanding; No Third Party Beneficiaries), 8.6 (Severability), 8.7 (Titles and Headings), 8.8 (Jurisdiction), 8.9 (Waiver of Jury Trial), 8.11 (Interpretation; Definitions) and 8.12 (Survival) of the Merger Agreement shall apply to this Amendment, mutatis mutandis.

[Signature Pages Follow.]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in counterparts by their duly authorized officers as of the date first above written.

STONEMOR PARTNERS L.P.

By:	StoneMor GP LLC, its general partner

By:	/s/ Joseph M. Redling
Name:	Joseph M. Redling
Title:	President and Chief Executive Officer

STONEMOR GP LLC

By:	/s/ Joseph M. Redling
Name:	Joseph M. Redling
Title:	President and Chief Executive Officer

STONEMOR GP HOLDINGS LLC

By:	/s/ Robert B. Hellman, Jr.
Name:	Robert B. Hellman, Jr.
Title:	Authorized Person

HANS MERGER SUB, LLC

By:StoneMor GP LLC, its sole member

By:	/s/ Joseph M. Redling
Name:	Joseph M. Redling
Title:	President and Chief Executive Officer

Signature Page to

Third Amendment to

Merger and Reorganization Agreement